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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported) February 14, 2000


                            JB Oxford Holdings, Inc.
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               (Exact Name of Registrant as Specified in Charter)


 Delaware                          0-16240                    95-4099866
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(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
of Incorporation)               File Number)                Identification No.)


9665 Wilshire Boulevard, Suite 300, Beverly Hills, California        90212
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code)(310) 777-8888


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         JB Oxford Holdings, Inc. ("JBOH") and its wholly-owned subsidiary JB Oxford & Company ("JBOC", and together with JBOH, the "Company"), have reached a settlement with the United States Attorney's Office for the Central District of California (the "USAO") in connection with the USAO's investigation of the prior management and ownership of the Company. The investigation by the USAO and a concurrent investigation by the U.S. Securities and Exchange Commission (the "SEC") have been previously reported by JBOH in its periodic filings with the SEC. Neither current management nor current ownership is or was the subject of the USAO or the SEC investigations.

         While the Company maintains its innocence, JBOH agreed to pay $2.0 million to the USAO over the next three years in settlement of the investigation and to offset the USAO's costs of its investigation. Under the terms of the Settlement Agreement between the USAO and the Company, dated February 14, 2000 (the "Settlement"), JBOH paid $500,000 concurrently with the signing of the Settlement and will pay the remainder in $500,000 annual installments over the next three years. JBOH will recognize a charge in the fourth quarter of 1999 to account for the Settlement.

         If JBOH fails to make payment of any installment when due, the entire unpaid balance will become immediately due and payable, and if JBOH sells a controlling interest in JBOC to a third party, the remaining unpaid installments must be paid prior to the closing of the sale. If on or before February 14, 2001 the Company enters into a settlement with the SEC that involves a payment of $1.0 million or more to the SEC, the USAO agreed that JBOH's obligation to the USAO would be reduced by $500,000.

         The Settlement provides that as long as the Company complies with its terms, the USAO will not bring charges against the Company in connection with the matters that are the subject of the investigation. In addition, the USAO will, at the request of the Company, notify the SEC, the National Association of Securities Dealers or any other prosecutorial authority, regulatory or administrative authority of the nature and extent of the cooperation the Company provides under the terms of the Settlement.

          The Settlement requires the Company to comply with all applicable federal and state securities and other laws and regulations and to cooperate with the ongoing investigation of others by the USAO and other governmental agencies, including producing documents and other evidence, and providing technical assistance and analysis. In addition, within 30 days of the signing

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of the Settlement, JBOC is required to hire, with the USAO's approval, a law firm to serve as an independent expert to insure JBOC's compliance with applicable securities, broker-dealer laws and regulations. Within 120 days of the appointment of the expert, the expert is required to report to the USAO regarding JBOC's compliance and, if applicable, to make recommendations for bringing JBOC into compliance. With the express consent of the USAO, the deadline for the report can be extended for up to an additional 120 days. The USAO will provide JBOC with written notice of the recommendations that it wants JBOC to implement, and JBOC will have six months from the date of the notice to complete the implementation of the recommendations, if any. JBOC is required to pay all the costs of the expert.

         In addition, the Settlement requires the Chief Executive Officer, President, Chief Financial Officer, Chief Compliance Officer and General Counsel of JBOC to execute semi-annual certificates stating that the Company is abiding by the terms of the Settlement, including adherence to the expert's recommendations, if any, that were required to be implemented. The obligation to provide the certificates will continue for the next three years.

         Under the terms of the Settlement, the Company also agreed that it would be subject to monetary penalties and the USAO would not be bound by its promise of non-prosecution if JBOH or JBOC materially failed to abide by the terms of the Settlement.

         The Settlement also required the Company to enter into agreements waiving possible defenses the Company might have raised in the event of a breach of the Settlement. The defenses waived included double jeopardy, indictment and the tolling of any applicable statute of limitations.

         While the Settlement brings a resolution to the USAO investigation, the SEC investigation into these matters remains ongoing. The Company continues to cooperate with the SEC and is hopeful that the SEC investigation will be settled, but can make no assurance as to if or when it might be resolved.

         The USAO and SEC investigations appear to focus primarily on two areas related to previous management of the Company. The first is whether JBOH, in its proxy filings with the SEC, properly and accurately reported shareholder information regarding its former management and ownership. JBOH believes that is fulfilled its duties and obligations under applicable securities law in furnishing the required shareholder information.

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         The second area of focus is trading activity dating back to as early as 1993 by entities alleged to be associated with Irving Kott, a former consultant to the Company. The Company has assessed its trading in the securities in question and has determined that it lost over $7.0 million on those positions. As previously reported, the Company liquidated its remaining positions in these securities in the fourth quarter of 1998 and has no further downside risk from these securities.

         This Form 8-K contains statements that are forward looking. Any number of events may occur which would affect important factors in this analysis and materially change expectations. These factors include, but are not limited to, JBOH's inability to assure that the SEC investigation will be settled. For a description of the USAO and SEC investigations and other factors, investors and others should refer to JBOH's filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 1998, its quarterly reports on Form 10-Q and other periodic filings. JBOH undertakes no obligation to update the forward-looking statements contained herein to reflect changed events or circumstances after today's date.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2000                          JB Oxford Holdings, Inc.

                                                  /s/ Christopher L. Jarratt
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                                                 By Christopher L. Jarratt,
                                                    Chief Executive Officer

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